Exhibit 10.33

AMENDMENT NO. 2 TO THE

NORTHERN SWAN HOLDINGS, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

The Northern Swan Holdings, Inc. 2018 Omnibus Incentive Compensation Plan, as amended (the “Plan”), is hereby further amended on May 16, 2019 as set forth herein, subject to the approval of such amendment by the shareholders of Northern Swan Holdings, Inc., a corporation organized under the laws of British Columbia (the “Company”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

The first paragraph of Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.7(b), the maximum number of Shares hereby reserved for issuance under the Plan shall be 4,500,000, including Shares delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect and is hereby ratified and confirmed.

Adopted by the Company’s Board of Directors:                 May 16, 2019